FIRST AMENDMENT
TO LEASE

(Dover Facility)

     This First Amendment to Lease (Dover
Facility) ("Amendment") is dated as of December
13, 1995, by and between HEALTH CARE PROPERTY
INVESTORS, INC. , a Maryland corporation
("Lessor") and EMERITUS CORPORATION, a Washington corporation ( " Lessee " ).


RECITALS

     A. Lessor and Lessee entered into a Lease dated as of October 16, 1995 (the
"Lease") for the Dover facility located in Kent
County, State of Delaware.

     B. Lessor and Lessee desire to memorialize their understanding regarding certain provisions of the Lease.


AGREEMENT

     Capitalized terms not otherwise defined
herein shall have the meaning ascribed to them in the Lease. Lessor and Lessee hereby agree as follows:

     1. Notwithstanding the Dover Memorandum of
Lease, the Commencement Date of the Lease is October 23, 1995 ;

     2. The Fixed Term of the Lease shall end on October 31, 2007 ;

     3. The first Lease Year for the Lease
commences on November 1, 1995 and ends on October
31, 1996 ; and

     4. The first Quarter for which Additional
Rent shall be due commences on November 1, 1997.

     Except as amended above, the Lease between Lessor and Lessee shall remain in full force and effect. This Amendment may be executed in any number of counterparts, all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.


HEALTH CARE PROPERTY
EMERITUS CORPORATION, a
INVESTORS, INC., a Maryland
Washington corporation

By: /s/ Edward J. Henning
By: /s/ Kelly J. Price
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Its:   Secretary
Its:   Secretary
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